UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street	14031
Clarence, New York	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01             Completion of Acquisition or Disposition of Assets.

On December 23, 2014, a wholly-owned subsidiary of 22nd Century Group, Inc. (collectively, the “Company”) purchased intellectual property (both patents and patent applications) from the National Research Council of Canada (“NRC”) relating to the modification of nicotine in the tobacco plant pursuant to the terms of a Purchase Agreement, dated December 22, 2014 (the “Purchase Agreement”), between NRC and the Company’s wholly-owned subsidiary. The Company agreed to pay NRC a total of $1,873,000 (United States Dollars) for the purchase of such intellectual property, of which $873,000 was paid by the Company to NRC at the closing on December 23, 2014, with the remainder of the purchase price being payable by the Company to NRC in three (3) annual installment payments of $333,333.33 on or before December 22, 2015, $333,333.33 on or before December 22, 2016 and $333,333.34 on or before December 22, 2017.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the exhibit attached to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01             Regulation FD.

On December 29, 2014, the Company issued a press release announcing the transaction described above and also providing a business update. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01(d)        Financial Statements and Exhibits.

Exhibit 2.1           Purchase Agreement, dated December 22, 2014, by and between 22nd Century Limited, LLC and the National Research Council of Canada.†

Exhibit 99.1         Press Release dated December 29, 2014.

†Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. 22nd Century hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Henry Sicignano, III
Date: December 29, 2014	Henry Sicignano, III
President and Chief Operating Officer